UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K/A
(Amendment No.2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 28 2007 (December 22, 2006)

TRIBEWORKS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-28675	94-337095
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2001 152nd AVENUE NE, REDMOND WA		98052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:
(425) 458-2360

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On December 22, 2006 the Company filed a Current Report on Form 8-K (and December 22, 2006 a Form 8-K/A with a minor typographical correction) which made the statement and disclosures set out below.

“On November 17, 2006, Tribeworks, Inc. (the “Company”) determined that a restatement of its annual report for fiscal year ending December 31, 2005 and quarterly reports for the quarters ended March 31, 2006 and June 30, 2006, was necessary in light of the Company’s review of its accounting for the cost of an acquired business under Statement of Financial Accounting Standards No. 141 “Accounting for Business Combinations.” The Board of Directors of the Company, in consultation with the Company’s management and its independent auditing firm, Williams & Webster P.S., concluded that the Company’s accounting policies must be changed. The Company has filed appropriate amendments to the 10-KSB for the year ended December 31, 2005 to effect these restatements as of today’s date. Accordingly, our previously issued financial statements in connection with the annual report for fiscal year ending December 31, 2005 should no longer be relied upon.

On January 20, 2006, the Company completed the acquisition of 100% of the outstanding shares of Atlas Technology Group (“AtlasTG”). The Company paid $37,235 in cash and assumed $1,144,106 of current liabilities (of which $1,073,744 plus interest was due to Tribeworks), from the selling shareholders of AtlasTG.  Following the acquisition of AtlasTG, the Company re-measured the cost of the business acquired by allocating the advance of $1,073,744 previously written off against software development costs as investment in AtlasTG and restating the loss for 2005. The purchase price of $1,181,015 was allocated to the acquired assets, intangibles, and assumed liabilities in accordance with Statements of Financial Accounting Standards No. 141 "Accounting for Business Combinations" as set out in the amended 10-KSB filed concurrently with this amended Form 8K.

Since the acquisition of Atlas Technology Group (“Atlas”) and discontinuance of one of the operating subsidiaries of the Company, Tribeworks Development Corporation (“TDC”), the Company has changed certain of its accounting policies. These changes are reflected in the financial statements for the quarters ending March 31, 2006 and June 30, 2006 in the amended 10-QSB’s filed on November 17, 2006 and for the quarter ending September 30, 2006 in the 10-QSB filed on November 17, 2006.

These corrections and restatements had the following effect on the reported net loss and earnings per share. Previously the Company had expensed the advance to AtlasTG as software development costs. This has been reclassified as an investment in AtlasTG at December 31, 2005, which reduced the loss at December 31, 2005 from $1,249,535 to $175,791 and as a result the reported net loss per share was reduced from $0.06 to $0.02.”

The Form 8K (and Form 8K/A) and the accompanying Form 10-KSB/A for the fiscal year ended December 31, 2005 state that the Company had “changed certain of its accounting policies” and as a result had restated its results and financial position for the 2005 year. The Company should have stated that the restatement was due to a “correction of an error” and as a result the previously filed amended Form 10KSB/A for the year ended December 31, 2005 should no longer be relied upon.

An amended Form 10-KSB/A (amendment No. 2) is being filed in conjunction with this Form 8-K setting out the disclosure of the correction of error. There is in fact no change to the amended and restated operating results, balance sheet and cash flow statements for the year to December 31, 2005, that were filed on December 21, 2006 in the amended Form 10-KSB/A (amendment No. 1). The changes are only to the wording of Note P to the financial statements for the year ended December 31, 2005 and to the wording in Item 8A "Controls and Procedures" set out in the revised Item 8A is a further explanation of our disclosure controls and procedures that make it clear that there was a correction of error.

Amended Forms 10-QSB/A for the quarters ended March 31 and June 30, 2006 were filed on November 17, 2006 and on the same day the results for the quarter ended September 30, 2006 were also filed. These filings included the corrected and restated financial statements for the year ended December 31, 2005 where appropriate in the comparative figures used.

The correction of error reflects the acquisition of capitalized software development costs with the purchase of AtlasTG on January 20, 2006 as restated in the 2005 financial statements. Following the acquisition of AtlasTG, the Board of Directors of Tribeworks adopted with effect from January 1, 2006, Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” (“SFAS 86”). This resulted in the capitalization of certain software development costs that met the requirements of SFAS 86 during the 2006 financial year, which have already been reflected in the financial statements filed in the quarterly Forms 10-QSB (or amended Forms 10-QSB/A) for each of the quarters of 2006. As a result, no adjustments to any of the 2006 quarterly figures are required as a result of this correction of error other than making it clear in Note L of the quarterly reports that the amendments to the financial statements for the year ended December 31, 2005 were as a result of a correction of error rather than a change of accounting policies. Revised Forms 10-QSB/A (amendment No. 2) for the quarters ended March 31 and June 30, 2006 and a revised Form 10-QSB/A (amendment No. 1) for the quarter ended September 30, 2006 have also been filed contemporaneously with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBEWORKS, INC.

Date: March 28, 2007	By:	/s/ Peter B. Jacobson
Name: Peter B. Jacobson
Title: Chief Executive Officer